UNTIED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):        April 16, 2018

AEGION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35328	45-3117900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17988 Edison Avenue, Chesterfield, Missouri	63005
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (636) 530-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12B-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with a new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On April 18, 2018, Aegion Corporation (the “Company”) announced the appointment, effective April 17, 2018, of David F. Morris as the Chief Financial Officer of the Company. Mr. Morris will also serve as the principal financial officer of the Company. Mr. Morris, who has served as the Company’s Interim Chief Financial Officer since November 2017, resigned his positions as General Counsel, Chief Administrative Officer and Corporate Secretary in connection with his appointment as Chief Financial Officer. Mr. Morris will continue to serve as an Executive Vice President of the Company.
Mr. Morris, age 56, previously served as the Company’s Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary, and was responsible for the Company’s legal, administrative, corporate governance, safety and compliance functions. Mr. Morris joined the Company in January 2005 as Vice President, General Counsel and Corporate Secretary. Mr. Morris was appointed Chief Administrative Officer in August 2007 and Executive Vice President in October 2014. Mr. Morris has 25 years of experience handling legal, strategic, financial and administrative matters for public and private entities. Prior to joining the Company, Mr. Morris was a partner with the law firm of Thompson Coburn LLP, in its corporate and securities practice areas. Mr. Morris received a J.D. and M.B.A., with a concentration in accounting, from Washington University.
The Company further announced that, also effective April 17, 2018, Mark A. Menghini has been appointed as the Company’s Interim General Counsel and Corporate Secretary, to serve until a permanent General Counsel and Corporate Secretary is named. Mr. Menghini joined the Company in 2013 as Deputy General Counsel. He was appointed Senior Vice President in October 2014. Prior to joining the Company, Mr. Menghini was an officer and shareholder with the law firm of Greensfelder, Hemker & Gale, P.C., based in St. Louis, Missouri, in its Construction Law Practice Group. Mr. Menghini will continue to serve as a Senior Vice President of the Company.
There are no family relationships between Mr. Menghini and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
The Company also announced that, on April 16, 2018, Michael D. White submitted his resignation as Senior Vice President, Corporate Controller and Chief Accounting Officer of the Company, and will no longer serve in the role of the Company’s principal accounting officer, to be effective May 4, 2018. Mr. White is leaving the Company for a new position that he has accepted. Mr. White’s resignation is not the result of any issue, concern or disagreement with the Company’s accounting, financial reporting or internal control over financial reporting.
In connection with Mr. White’s resignation, the Company has appointed Kenneth L. Young, as the Interim Corporate Controller and Chief Accounting Officer of the Company, and as the Company’s principal accounting officer, to be effective May 4, 2018. Mr. Young will continue to serve as the Senior Vice President and Treasurer of the Company. Mr. Young joined the Company in 2009 as Vice President and Treasurer. He was appointed Senior Vice President in October 2014. Prior to joining the Company, he served as the Chief Financial Officer, Secretary and Treasurer for Huttig Building Products, Inc., a public company based in St. Louis, Missouri, from 2005 to 2009. Prior to that, he served as Corporate Treasurer for MEMC Electronic Materials, a public company based in St. Louis, Missouri, from 1989 to 2005.
There are no family relationships between Mr. Young and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
To the extent that any information called for by Item 5.02(c)(3) is not determined or is unavailable, the Company will provide such information, if required, in an amendment in this Form 8-K within four (4) business days after the information is determined or becomes available.

Item 7.01    Regulation FD Disclosure
On April 18, 2018, the Company issued a press release announcing Mr. Morris’s appointment as Chief Financial Officer and his resulting resignation as General Counsel, Chief Administrative Officer and Corporate Secretary of the Company, Mr. Menghini’s appointment as Interim General Counsel and Corporate Secretary, Mr. White’s resignation as Senior Vice President, Corporate Controller and Chief Accounting Officer, as well as Mr. Young’s appointment as Interim Corporate Controller and Chief Accounting Officer. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 7.01 and Exhibit 99.1 hereto is furnished solely pursuant to Item 7.01 of this Form 8-K. Consequently, it is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933, as amended, if such subsequent filing specifically references this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.
	(d)	The following exhibits are filed as part of this report:

Exhibit Number	Description
99.1	Press Release Issued by Aegion Corporation on April 18, 2018

*     *     *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGION CORPORATION

By:	/s/ Mark A. Menghini
Mark A. Menghini
Senior Vice President, Interim General Counsel and Secretary

Date: April 19, 2018

INDEX TO EXHIBITS

These exhibits are numbered in accordance with the Exhibit Table of Item 601 of Regulation S-K.

Exhibit	Description
99.1	Press Release Issued by Aegion Corporation on April 18, 2018, filed herewith.